Conyers Dill & Pearman

ATTORNEYS AT LAW

CRICKET SQUARE, HUTCHINS DRIVE, P.O. BOX 2681, GRAND CAYMAN KY1-1111, CAYMAN ISLANDS

TEL: (345) 945 3901    FAX: (345) 945 3902    EMAIL: CAYMAN@CONYERSDILLANDPEARMAN.COM

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Exhibit 5.1

9 September, 2008

China Time Share Media Co. Ltd.	DIRECT LINE:	2842 9521
Offices of Offshore Incorporations (Cayman) Limited	E-MAIL:	Flora.Wong@conyersdillandpearman.com
Scotia Centre, 4th Floor	OUR REF:	FW/aw/#263127 (M#871974)
P.O. Box 2804	YOUR REF:
George Town, Grand Cayman
Cayman Islands

Dear Sirs,

China Time Share Media Co. Ltd. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company in the form of American Depository Shares (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-l filed with the United States Securities and Exchange Commission (the “Registration Statement” which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on 8 September, 2008 as amended; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company certified by a director of the Company on 8 September, 2008, (2) Certificate of Incorporation and Certificate of Incorporation on Change of Name certified by a director and dated 8 September, 2008; (3) copy of the minutes of meetings of the shareholders of the Company dated 5 September, 2008 and copy of the minutes of the directors of the Company dated 6 September, 2008 (collectively the “Minutes”), (4) the

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Advising on the laws of Bermuda, British Virgin Islands and Cayman Islands

CD&P

China Time Share Media Co. Ltd.

9 September, 2008

register of members of the Company, and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that the resolutions contained in the Minutes are full and accurate records of resolutions passed at meetings duly convened and held by the directors and shareholders of the Company in accordance with the articles of association of the Company and that such resolutions have not been amended or rescinded and remain in full force and effect; (iv) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (v) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (vi) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1)	The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2)	The issue of the Shares has been duly authorised, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Taxation”, “Enforcement of Civil Liabilities” and “Validity of the ADSs” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN